UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ROFIN-SINAR TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

SilverArrow Capital Advisors LLP

SilverArrow Capital Holding Ltd.

SAC Jupiter Holding Ltd.

Pluto Fund Limited

Thomas Limberger

Robert Schimanko

Jordan Kovler

Gebhard Rainer

Abdullah Saleh A. Kamel

Osama H. Al Sayed

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 15, 2016, SilverArrow Capital Advisors LLP (“SilverArrow”), for and on its own behalf, and on behalf of the other Participants (as defined below), issued a press release to the stockholders of Rofin-Sinar Technologies Inc. (“Rofin” or the “Company”) to highlight the Company’s admission of a previously undisclosed embezzlement case and to urge the stockholders of the Company to vote for SilverArrow’s three director nominees and other corporate governance proposals at the Company’s 2016 Annual Meeting.

The press release, dated March 15, 2016, reads as follows:

ROFIN-SINAR ADMITS SIGNIFICANT UNDISCLOSED EMBEZZLEMENT IN UK; as disclosed by SilverArrow

Rofin Board Misleads Stockholders Yet Again

London, March 15, 2016 - In its press release dated March 14, 2016, Rofin-Sinar Technologies Inc. (NASDAQ: RSTI) confirmed that a former senior employee embezzled a significant amount from Rofin-Baasel UK, as reported by SilverArrow earlier in the day.  SilverArrow believes Rofin yet again misled investors as to the key facts in its response.

“We are disappointed that Rofin has yet again chosen to face a stockholder’s legitimate questions with deceit,” stated Thomas Limberger, CEO of SilverArrow Capital.  “We believe Rofin’s decision to not disclose this significant crime, as well as its deceptive reaction to our reporting of the crime, shows that this Board does not believe in transparency in its dealings with stockholders and lacks credibility.  We hope Rofin stockholders further appreciate why we are spending a considerable amount of our resources, and suffering through Rofin’s baseless attacks on our reputation, in order to break up the entrenched Board and unlock Rofin’s true value.” All three SilverArrow nominees are needed in order to break-up and replace the existing group and bring a new operational mindset and understanding of governance to the table. SilverArrow Urges All Stockholders to Vote FOR ALL THREE SILVERARROW NOMINEES and the SilverArrow Stockholder Proposals on the GREEN Proxy Card Today.

While proxy contests such as this can lead to a seemingly never ending back and forth between the two sides, SilverArrow advises stockholders to reflect upon the following before deciding who to trust:

-    SilverArrow found that a senior employee of Rofin-Baasel UK embezzled funds in 2015, an action that had NOT been publicly disclosed by Rofin, and disclosed this information publicly on March 14, 2016 – Rofin confirmed that this was indeed the case in its press release response on March 14, 2016.

-    Northampton Police, the authority in the UK handling the investigation of the crime, informed SilverArrow’s investigators that Rofin had uncovered the embezzlement in June 2015, but not reported it to the authorities until end of September 2015 – Rofin noted in their press release that the incident was reported to law enforcement “immediately after discovering the rogue employee’s fraudulent actions”…but Rofin did not give a date to contradict SilverArrow’s statement.

-    Northampton Police informed SilverArrow’s investigators, and reconfirmed, that the amount believed to be embezzled was GBP 2.5mm – Rofin noted in their press release that SilverArrow inflated the estimate embezzled by 25%...but Rofin did not provide an actual figure for the amount embezzled.

-    SilverArrow questioned why this action was not disclosed to stockholders – Rofin noted in their press release that their audit committee indicated the matter was immaterial and not worthy of disclosure; however, SilverArrow believes this determination is another example of the audit committee’s impaired judgment. In this regard, SilverArrow reminds stockholders that the audit committee chairman Daniel Smoke was accused of “organized accounting fraud” in his last job and fired for cause.

-    SilverArrow noted that it believes Rofin’s actions provide another example of the need for greater board oversight, corporate controls and transparency – Rofin noted in their press release that we seek to distract holders from the real issues…while at the same time SilverArrow believes Rofin has not offered one compelling excuse for its own horrid performance or touted the specific qualifications of its director nominees.

-    SilverArrow gave Rofin the benefit of the doubt by saying the stolen money may have been covered by insurance or recouped – Rofin noted in its press release that it will “seek remedy from all responsible parties and recover the full amount”…indicating that the stolen money has not been recouped.

To summarize, Rofin admitted an employee embezzled funds in 2015 which have not been recouped, and the entire situation was never disclosed to stockholders.  Yet, at the same time Rofin accuses SilverArrow of making misleading statements, when the facts reported by SilverArrow came directly from the Northampton Police. Please don’t be fooled by the Rofin Board and their tactics.

We believe this provides another dramatic example of why there needs to be significant change on this Board.  Our nominees will fight for stockholder rights, accountability, transparency, a centralized organization and a sense of urgency that has been lacking for too long.  Don’t let yourself be misled by the continued innuendo of the current Board.

SilverArrow Urges All Stockholders to Elect ALL SILVERARROW NOMINEES and Vote for the SilverArrow Stockholder Proposals on the GREEN Proxy Card Today

Vote for much needed change at Rofin by signing, dating and returning the GREEN proxy card. Or you may vote by telephone or internet if you own stock through a bank or broker. SilverArrow urges stockholders to discard any proxy materials you receive from the Company and to vote only the GREEN proxy card. If you vote on the Company’s white proxy card, you will be disenfranchised from voting on certain proposals, as the Board has chosen not to include two SilverArrow stockholder proposals on their proxy card. If you wish to vote on the SilverArrow advisory proposals to permit stockholders holding 15% or more of the outstanding shares of common stock to call a special meeting of stockholders and SilverArrow’s advisory proposal to permit stockholders to act by written consent, you can only do so by voting on the GREEN proxy card.

If you have already voted the proxy card provided by Rofin, you have every right to change your vote by executing the GREEN proxy card - only the latest dated proxy card returned will be counted.

Your vote is very important, regardless of how many or how few shares you own. If you have any questions, or need assistance in voting your shares, please call SilverArrow’s proxy solicitors D.F. King & Co., Inc., which is assisting SilverArrow, toll-free at (866) 796-7186, call collect at (212) 269-5550 or email fixrofin@dfking.com<mailto:fixrofin@dfking.com>.

Additional Information and Where to Find It

SilverArrow Capital Advisors LLP (“SilverArrow Advisors”), collectively with Thomas Limberger, Jordan Kovler, Gebhard Rainer, Robert Schimanko and the other individuals and entities referred to in Amendment No. 1 to the Schedule 13D relating to these potential participants, which was filed with the Securities and Exchange Commission on October 8, 2015, are participants in the solicitation of proxies from shareholders in connection with the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Rofin-Sinar Technologies, Inc. (the “Company”). SilverArrow Advisors has filed a definitive proxy statement (the “2016 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting.

Information relating to participants, including their direct or indirect interests, by security holdings or otherwise, is contained in the 2016 Proxy Statement.

SilverArrow Advisors has mailed its definitive 2016 Proxy Statement and a proxy card pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by SilverArrow Advisors with respect to the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov) or by writing to SilverArrow Capital Advisors LLP, 3 More London Riverside, 1st Floor, London SE1 2RE, United Kingdom.

Cautionary Statement Regarding Forward-Looking Statements

This letter, and SilverArrow’s proxy statement and other communications, contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “future,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “strategy,” “likely,” “may,” “should” and similar references to future periods. Examples of forward-looking statements include, among others, statements SilverArrow makes regarding future plans, expectations of Rofin’s long-term financial prospects, margin and cash flow expansion, and SilverArrow’s strategy for growth, product portfolio development, market position, financial results and reserves.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on SilverArrow’s current beliefs, expectations and assumptions regarding the future of Rofin’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of SilverArrow’s or Rofin’s control. Rofin’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause Rofin’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: downturns in the machine tool, automotive, semiconductor, electronics, photovoltaic, and medical device industries which may have, in the future, a material adverse effect on Rofin’s sales and profitability; the ability of Rofin’s OEM customers to incorporate its laser products into their systems; the impact of exchange rate fluctuations, which may be significant because a substantial portion of Rofin’s operations are located in non-US countries; the level of competition and Rofin’s ability to compete in the markets for its products; Rofin’s ability to develop new and enhanced products to meet market demand or to adequately utilize existing technology; third party infringement of Rofin’s proprietary technology or third party claims against Rofin for the infringement or misappropriation of proprietary rights; the scope of patent protection that Rofin is able to obtain or maintain; competing technologies that are similar to or that serve the same uses as Rofin’s technology; Rofin’s ability to efficiently manage the risks associated with its international operations; risks associated with recent changes in Rofin’s senior management personnel; any adverse impact to Rofin resulting from the announcement or implementation of SilverArrow’s Operational Excellence Program; the worldwide economic environment, including specifically but not limited to in Asia; and such other factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of Rofin’s Annual Report on Form 10-K, as amended, for the year ended September 30, 2015. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. SilverArrow undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

SilverArrow Advisors and the other Participants (as defined below) have filed a definitive proxy statement in connection with the Company’s Annual Meeting with the Securities and Exchange Commission (the “SEC”) and an accompanying proxy card to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the Annual Meeting.

The Participants in the proxy solicitation are SilverArrow Capital Advisors LLP,  SilverArrow Capital Holding Ltd., SAC Jupiter Holding Ltd., Pluto Fund Limited, Abdullah Saleh A. Kamel, Osama H. Al Sayed, Thomas Limberger, Jordan Kovler, Gebhard Rainer and Robert Schimanko (collectively, the “Participants”).